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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Cabot Industrial Trust, dated February 9, 1999 (except with repsect to the matters discussed in Note 13, as to which the date is March 8, 1999), Cabot Partners Limited Partnership, dated March 27, 1998, Cabot Industrial Properties, L.P., dated February 9, 1999 (except with respect to the matters discussed in Note 13, as to which the date is March 31, 1999), Existing Investors Property Group, dated July 13, 1998, Prudential Properties Group, dated July 13, 1998, West Coast Industrial, LLC, dated June 30, 1998, The 4 B's, dated August 3, 1998, Seefried Properties Group, dated June 30, 1998, Prudential Properties Group II, dated June 30, 1998, DFW Trade Center I, L.P., Buildings 1, 2 and 3, dated June 30, 1998, 1055 Dornoch Court, San Diego, CA, dated June 30, 1998, Hampden I and II Properties Group, dated June 30, 1998, South Royal Associates Properties Group, dated June 30, 1998, Joseph A. Leroy Family LP Property, dated June 30, 1998, Raco/Melaver, L.L.C., dated June 30, 1998, TLI/Cahill Partnership--Spiral Drive, dated June 30, 1998, Terraden/Ontario, I L.P., dated June 30, 1998, Kojo Building Property Group, dated June 30, 1998, Everest Investments Limited Partnership Property Group, dated July 10, 1998, Arizona Property, dated January 28, 1999, Hemmer Properties Group, dated January 28, 1999 and Rushmore Properties Group, dated March 30, 1999, included in or incorporated by reference into Amendment No. 2, to this registration statement of Cabot Industrial Trust and Cabot Industrial Properties, L.P. on Form S-3 and to all references to our Firm included in Amendment No. 2 to this registration statement.

                                    Arthur Andersen LLP

Boston, Massachusetts
April 6, 1999